HARRIS BRETALL SULLIVAN & SMITH L.L.C.

                                EMPLOYEE HANDBOOK
                                    3/31/2000


CONFLICTS OF INTEREST INVOLVING TRADING FOR PERSONAL ACCOUNTS

FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST

As noted above, because the Company and each of its employees is a fiduciary to the Company's clients, the Company and such persons must avoid actual and apparent conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, transactions for clients must take precedence over personal transactions. If there is any doubt, resolve the matter in the client's favor.

PERSONAL ACCOUNT DEFINED

The "personal account" of an employee of the Company shall include each and every account (other than an account for the benefit of any of the Company's clients) for which such employee influences or controls investment decisions. Each account for the benefit of (i) any employee, (ii) the spouse of such employee, (iii) any children under the age of 22 of such employee, or (iv) any other dependent of such employee residing in the same household, shall be deemed a personal account of the employee unless such employee certifies in writing to the Compliance Officer (or, in the case of the Compliance Officer to a Principal) that: (x) the certifying employee does not influence the investment decisions for any specified account of such spouse, child or dependent person and (y) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

PROCEDURES REGARDING CONFLICTS OF INTEREST INVOLVING PERSONAL ACCOUNTS

RESTRICTED LIST

The Company has established and maintains a Restricted List. Promptly following daily meetings of the Company's Strategy Committee, the Partner in charge of supervising trading updates and circulates the Restricted List to each employee
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of the Company when  appropriate  changes are made to the list.  The  Restricted
List is dated and contains the names of specified securities and/or issuers of securities. The Restricted List is circulated to all employees by electronic mail each time a stock is added to or deleted from the list. The list contains all stocks that are restricted from employee trading, and is broken down between the stocks restricted for Growth Equity and Balanced Portfolios, and those for the Technology, Entertainment and Communications Portfolio.

The Company's Strategy Committee may place a security on the Restricted list if, for example, that security is currently included in the Company's Model
Portfolios and the securities is under consideration for sale in client accounts; the security is not in the Company's Model Portfolios and the security is being considered for purchase in client accounts; or if, for example, the Strategy Committee determines that there may be the appearance that the Company has obtained material, nonpublic information regarding such issuer as a result of the Company's on-site visits to such issuer.

Transactions in the Company's Model Portfolios may be entered into before stock is added on `Restricted List' and after it comes off the list.


PROHIBITION ON CERTAIN PERSONAL TRADES

     PROHIBITED TRADES. Both to insure compliance with the insider trading laws and to ensure fulfillment of the Company's fiduciary duty to its clients and minimize conflicts of interest with the Company's clients, during the period that any security or issuer of securities appears on the Restricted list, no employee of the Company shall for his or her personal account (I) purchase or sell any security appearing on such Restricted List, (ii) purchase or sell any option or other instrument convertible into any security appearing on such Restricted List or (iii) purchase or sell any security or instrument convertible into any security of an issuer appearing on such Restricted List.

     DISCOURAGED TRADES. Even if a transaction is not prohibited pursuant to the Restricted List procedure discussed in paragraph 1 above, the Company discourages its employees from engaging in any personal securities transactions in which the employee acts as a speculator, rather than an investor, with respect to the transaction.


REPORTS OF PERSONAL TRANSACTIONS

     SUBMISSION OF REPORTS. In order for the Company to monitor compliance with its insider trading and conflict of interest policies and procedures, each employee of the Company shall submit a "Quarterly Personal Transaction Report" in the form attached to this Appendix 1 for each of his or her personal accounts. The report shall be submitted to the Compliance Officer

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HARRIS BRETALL SULLIVAN & SMITH L.L.C.                         EMPLOYEE HANDBOOK
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                                       3

     within ten days following the end of each calendar quarter regardless of whether any trading activity took place in that account during the quarter. This includes all transactions in your immediate household, and all transactions by persons for whom you provide advice or guidance in securities transactions. All securities transactions are to be reported, except mutual funds and government bonds.

     REPORTING HBSS PORTFOLIO SECURITY TRANSACTIONS. When any order in a security held in the Harris Bretall Portfolio is placed, an e-mail (or voicemail if traveling - to be followed by an e-mail) must be sent to the Compliance Officer immediately upon receiving an execution report. The following information needs to be included:

     *    Issue (stock)
     *    Time and date executed
     *    Number of shares
     *    Price

     REVIEW AND RETENTION OF REPORTS. The Compliance Officer shall promptly review each Quarterly Personal Transaction Report and compare the transactions reported against the Restricted Lists that were circulated during the quarter to determine whether any violations of the Company's policies or of the applicable securities laws took place. If any employee's Quarterly Personal Transaction Report fails to contain all required information, the Compliance Officer shall promptly contact such employee to obtain the missing information. The Company shall retain all Quarterly Personal Transaction Reports as part of the books and records required by the Advisers Act and the rules promulgated thereunder.

     The President of the firm will be responsible for reviewing the Personal Transactions Reports of the Compliance Officer.

     All employees are required to provide a list of assets owned by the employee as of the last day of each calendar year. New employees are required to provide said report at commencement of their employment with the firm.

     Any violations of the firm Code of Ethics and Personal Transaction Policy will be promptly reported by the Compliance Officer to the Company's Executive Committee, and may result in a reprimand, cancellation of the trade(s) affected and disgorgement of profits, or other action deemed appropriate by the Executive Committee depending on the circumstances of the violation. Disgorgement of any profit resulting from trade cancellation will involve payment of the profit amount to a charitable organization at the firm's direction.

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HARRIS BRETALL SULLIVAN & SMITH L.L.C.                         EMPLOYEE HANDBOOK
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                                       4

     PERSONAL TRADING FOR ALL `ACCESS' PERSONS

     ACCESS PERSONS DEFINED. Portfolio Managers for the mutual funds or commingled funds (`Fund') managed by the firm and other staff directly involved in daily portfolio administration and trading of Fund portfolios, members of Strategy Committee, and members of the TCE Team. The Compliance Officer will maintain the current list of access persons.

     No personal trading by access persons for securities for which those access persons have analytical responsibility `pre-clearance' by the Strategy Committee. Said securities cannot be under consideration by the Strategy Committee or TCE Team for purchase or sale by the firm for client accounts or Funds.

     Members of the Research Team are considered to be under the same restrictions as access persons with respect to trading of securities for which they have analytical responsibilities, whereby they are required to have prior approval of the Strategy Committee before entering into any trades involving securities in their assigned industries or sectors.

     All access persons' securities transactions in IPOs must be `pre-cleared' by Strategy Committee prior to being executed. Approval will be denied in cases where it might be appropriate to offer participation in the IPO to the firm's clients.

SUMMARY

IMPORTANCE OF ADHERENCE TO PROCEDURES

It is very important that all employees adhere strictly to the Personal Trading/Confidential Information Compliance Procedures. Any violations of such policies and procedures may result in serious sanctions, including dismissal from the Company.

QUESTIONS

Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Officer.

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HARRIS BRETALL SULLIVAN & SMITH L.L.C.                         EMPLOYEE HANDBOOK
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                                       5

                      QUARTERLY PERSONAL TRANSACTION REPORT

                         For the Quarter Ended XX/XX/XX


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Employee Name:
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Account Name:
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Account Number:
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Relationship:
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Brokerage Firm:
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SECURITY           BUY/SELL          DATE           # SHARES           PRICE
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REVIEWED BY                                  DATE
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HARRIS BRETALL SULLIVAN & SMITH L.L.C.                         EMPLOYEE HANDBOOK